Exhibit 99.1

Schwazze, Formerly Operating as Medicine Man Technologies, Inc.,

Provides Update on Acquisition Strategy

DENVER, COLORADO – September 30, 2020 /Business Wire/ --Schwazze, formerly operating as Medicine Man Technologies Inc. (OTCQX: SHWZ) ("Schwazze " or “the Company"), a leading vertically-integrated Colorado cannabis company, today provided an update on its acquisition strategy.

The Company announced the termination of previously named term sheet with MedPharm Holdings, a cannabis research and development operator, which expired today, September 30, 2020. As noted earlier this year, the Company had moved forward on numerous term sheets with Colorado cannabis operators but had completed limited due diligence at that time. After the rigorous review and vetting process of MedPharm, the Company was unable to reach a mutually beneficial agreement to acquire MedPharm.

Justin Dye, Chairman and Chief Executive Officer of Schwazze shared, “The decision to terminate the binding term sheet with MedPharm is the right step forward for Schwazze. We are committed to creating shareholder value and generating compelling investment returns and believe that by staying true to our core business strategy of building a vertically integrated platform, we will do just that. Our focus remains unchanged, as our intention is to bring together profitable cannabis operators while growing organically to create a robust, differentiated and most admired cannabis company.”

Schwazze reiterated its commitment to establishing a leading vertically integrated cannabis platform. To accomplish this, the Company has acquired Mesa Organics, a dispensary chain with four locations in Southern Colorado, Purplebee’s a leading extraction and manufacturing business and remains on track to acquire the 14 Colorado locations of Star Buds which includes 13 retail locations and a cultivation facility. The Company will continue to make decisions that uniquely position Schwazze to provide the most trusted products and experiences for consumers and the best value for shareholders. The Company remains in negotiations with the announced acquisitions Roots Rx and Canyon Cultivation.

For more information about Schwazze, please visit https://www.Schwazze.com/.

About Schwazze

Medicine Man Technologies, Inc. is now operating under its new trade name, Schwazze. Schwazze (OTCQX: SHWZ) is executing its vision to become a leading vertically integrated cannabis holding company with a portfolio consisting of top-tier licensed brands spanning cultivation, extraction, infused-product manufacturing, dispensary operations, consulting, and a nutrient line. Schwazze leadership includes Colorado cannabis leaders with proven expertise in product and business development as well as top-tier executives from Fortune 500 companies. As a leading platform for vertical integration, Schwazze is strengthening the operational efficiency of the cannabis industry in Colorado and beyond, promoting sustainable growth and increased access to capital, while delivering best-quality service and products to the end consumer. The corporate entity continues to be named Medicine Man Technologies, Inc.

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Forward-Looking Statements

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential," or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control and cannot be predicted or quantified. Consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our products and product candidates on a commercial scale on our own or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; and (v) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact

Raquel Fuentes

Senior Director, Corporate Communications

303-371-0387

Raquel@Schwazze.com